Exhibit 99.1

CONTACT - Media:				CONTACT - Investor Relations:		nyx.com

Amsterdam	+31.20.550.4488	Brussels	+32.2.509.1392	New York	+1.212.656.5700	Please follow us at:
Lisbon	+351.217.900.029	London	+44.20.7379.2789			Exchanges Blog
New York	+1.212.656.2411	Paris	+33.1.49.27.11.33			Facebook
LinkedIn
Twitter

NYSE Euronext Announces Trading Volumes for September 2012 and Other Metrics

Trading Volumes in September Down Year-over-Year; Rebound From August 2012 Levels

October 10, 2012 – NYSE Euronext (NYX) today announced trading volumes for its global derivatives and cash equities exchanges for September 20121. Trading volumes in September 2012 were down year-over-year, but rebounded across the four principal trading venues from lower levels recorded in August 2012.

Highlights

•	NYSE Euronext global derivatives ADV in September 2012 of 7.7 million contracts decreased 19.4% compared to September 2011, but increased 19.8% from August 2012 levels.

•

NYSE Euronext European derivatives products ADV in September 2012 of 3.5 million contracts decreased 28.2% compared to September 2011, but increased 6.5% from August 2012. Excluding Bclear, NYSE Liffe’s trade administration and clearing service for OTC products, European derivatives products ADV decreased 20.9% compared to September 2011, but increased 30.6% from August 2012 levels.

•

NYSE Euronext U.S. equity options ADV of 4.1 million contracts in September 2012 decreased 10.2% compared to September 2011 levels, but increased 33.5% from August 2012. NYSE Euronext’s U.S. options exchanges accounted for 26.0% of total U.S. consolidated equity options trading in September 2012, down from 26.8% in September 2011, but up from 24.8% in August 2012.

•	NYSE Liffe U.S. ADV of approximately 83,700 contracts decreased 26.2% compared to September 2011, but increased 32.4% versus August 2012.

•	NYSE Euronext European cash products ADV of 1.4 million transactions in September 2012 decreased 24.2% compared to September 2011, but increased 31.3% from August 2012 levels.

•

NYSE Euronext U.S. cash products handled ADV of 1.7 billion shares in September 2012 decreased 34.7% compared to September 2011, but increased 15.4% compared to August 2012. NYSE Euronext’s Tape A matched market share in September 2012 was 31.1%, down from 36.3% in September 2011 and down from 31.6% in August 2012.

[1]	All NYSE Euronext derivatives transactions count buy and sell orders together as a single transaction. NYSE Euronext European equities transactions count each buy and sell order as separate transactions, NYSE Euronext U.S. equities transactions count buy and sell orders together as a single transaction.

•	The preliminary average net revenue per transaction type (as defined below) for each of the primary trading venues in the third quarter of 2012 is included below:

Trading Venue	3Q11	2Q12	Preliminary 3Q12

European Derivatives (ex. Bclear)[1]	$0.679	$0.674	$0.65

U.S. Derivatives[2]	$0.154	$0.148	$0.14

European Cash[3]	$0.635	$0.519	$0.53

U.S. Cash[4]	$0.038	$0.043	$0.039

[1]	Average net revenue per contract, excluding Bclear.
[2]	Average net revenue per contract. Excludes NYSE Liffe U.S. trading volume.
[3]	Average net revenue per transaction.
[4]	Average net revenue per 100 shares handled.

Derivatives Trading

European Derivatives

•	NYSE Euronext European derivatives products ADV in September 2012 of 3.5 million contracts decreased 28.2% compared to September 2011, but increased 6.5% from August 2012 levels.

•

The 3.5 million in European derivatives futures and options contracts ADV in September 2012 consisted of 2.9 million contracts executed through our full-service LIFFE CONNECT trading platform and 0.6 million contracts, or 16.9%, executed through Bclear, NYSE Liffe’s trade administration and clearing service for OTC products. Excluding Bclear, NYSE Liffe’s trade administration and clearing service for OTC products, European derivatives products ADV decreased 20.9% compared to September 2011, but increased 30.6% compared to August 2012.

•

In the third quarter of 2012, European derivatives products ADV of 3.4 million contracts was 22.2% below prior year levels. The 3.4 million in futures and options contracts ADV in the third quarter of 2012 consisted of 2.6 million contracts executed through LIFFE CONNECT trading platform and 0.8 million contracts, or 24.5%, executed through Bclear.

•

Year-to-date, European derivatives products ADV of 3.8 million contracts was 20.4% below prior year levels. The 3.8 million in futures and options contracts ADV year-to-date consisted of 2.7 million contracts executed through LIFFE CONNECT trading platform and 1.1 million contracts, or 28.4%, executed through Bclear.

•

Total fixed income products ADV of 2.0 million contracts in September 2012 decreased 21.5% from September 2011, but increased 39.6% from August 2012. In the third quarter of 2012, total fixed income products ADV of 1.7 million contracts was 26.2% below prior year levels. Year-to-date, total fixed income products ADV of 1.8 million contracts was 24.2% below prior year levels.

•

Total equity products (including Bclear) ADV of 1.4 million contracts in September 2012 decreased 37.2% compared to September 2011 and decreased 21.0% from August 2012. The 1.4 million contracts in equity products ADV in September 2012 consisted of 0.8 million contracts in individual equity products ADV and 0.6 million contracts in equity index products ADV. The 0.8 million contracts in individual equity products ADV consisted of 0.4 million in futures contracts, which represented a 59.2% decrease compared to September 2011 and 0.4 million in options contracts, which represented a 18.8% decrease compared to September 2011. The average net rate per contract for individual equity futures contracts is significantly lower than other European derivatives products. In the third quarter of 2012, total equity products ADV of 1.6 million contracts were 19.4% below prior year levels. Year-to-date, total equity products ADV of 1.9 million contracts was 17.4% below prior year levels.

•

Total commodities products ADV of approximately 94,000 contracts in September 2012 increased 2.8% compared to September 2011 and increased 5.7% compared to August 2012. In the third quarter of 2012, total commodities product ADV of 100,000 contracts was 27.7% above prior year levels. Year-to-date, total commodities product ADV of 87,000 contracts was 3.9% above prior year levels.

U.S. Derivatives

•

NYSE Euronext U.S. equity options ADV of 4.1 million contracts in September 2012 decreased 10.2% compared to September 2011, but increased 33.5% compared to August 2012. In the third quarter of 2012, U.S. equity options ADV of 3.5 million contracts was 27.4% below prior year levels. Year-to-date, U.S. equity options ADV of 3.9 million contracts was 13.2% below prior year levels.

•

Total U.S. consolidated equity options ADV decreased 7.4% to 15.9 million contracts in September 2012 compared to September 2011, but increased 27.5% compared to August 2012. In the third quarter of 2012, U.S. consolidated equity options ADV of 13.8 million contracts was 25.2% below prior year levels. Year-to-date, U.S. consolidated equity options ADV of 14.9 million contracts was 13.5% below prior year levels.

•	NYSE Euronext’s U.S. options exchanges accounted for 26.0% of total U.S. consolidated equity options trading in September 2012, down from 26.8% in September 2011, but up from 24.8% in August 2012.

•

NYSE Liffe U.S. ADV of approximately 83,700 contracts decreased 26.2% compared to September 2011, but increased 32.4% from August 2012. In the third quarter of 2012, U.S. futures and futures options ADV of 66,400 contracts was 43.7% below prior year levels. Year-to-date, U.S. futures and futures options ADV of 78,600 contracts was 1.0% above prior year levels.

Cash Trading

European Cash

•	NYSE Euronext European cash products ADV of 1.4 million transactions in September 2012 decreased 24.2% compared to September 2011 and increased 31.3% compared to August 2012.

•	September 2012 market share in European Cash products was 68.7%, up from 65.7% in September 2011 and up from 68.2% in August 2012.

•	In the third quarter of 2012, European cash products ADV of 1.3 million transactions was 30.9% below prior year levels.

•	Year-to-date, European cash products ADV of 1.5 million transactions was 12.5% below prior year levels.

U.S. Cash

•	NYSE Euronext U.S. cash products handled ADV in September 2012 decreased 34.7% to 1.7 billion shares compared to September 2011, but increased 15.4% from August 2012.

•	In the third quarter of 2012, U.S. cash products handled ADV was 1.6 billion shares, down 39.3% from prior year levels.

•	Year-to-date, U.S. cash products handled ADV was 1.7 billion shares, down 25.8% from prior year levels.

•	NYSE Euronext’s Tape A matched market share in September 2012 was 31.1%, down from 36.3% in September 2011 and down from 31.6% in August 2012.

Exchange Traded Funds

•

NYSE Euronext U.S. matched exchange-traded funds ADV (included in volumes for Tape B and Tape C) of 200 million shares in September 2012 decreased 52.5% compared to September 2011, but increased 19.2% compared to August 2012.

•	In the third quarter of 2012, NYSE Euronext U.S. matched exchange-traded funds ADV of 186 million shares was 54.6% below prior year levels.

•	Year-to-date, NYSE Euronext U.S. matched exchange-traded funds ADV of 215 million shares was 33.6% below prior year levels.

Other Metrics

•

Beginning with the third quarter of 2012, the Financial Industry Regulatory Authority (“FINRA”) will no longer utilize office space and other services provided by NYSE Euronext. As a result, “other revenue” will be lower by approximately $3 million beginning with the third quarter of 2012.

•

The average EUR/USD exchange rate for the third quarter of 2012 of $1.25 represented a decrease of 2.5% from the second quarter of 2012 and a decrease of 11.5% compared to the third quarter of 2011. The average GBP/USD exchange rate for the third quarter of 2012 of $1.58 represented a decrease of 0.1% from the second quarter of 2012 and a decrease of 1.9% compared to the third quarter of 2011.

•

During the third quarter of 2012, a total of 4.7 million shares were repurchased at an average price of $25.46. The current stock repurchase authorization has $128 million remaining as of September 30, 2012. As a result of these repurchases, the weighted average diluted shares outstanding in the third quarter of 2012 was 247 million shares.

Please click here for the Monthly Transaction Activity Data Table.

About NYSE Euronext

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets - the New York Stock Exchange, NYSE Euronext, NYSE MKT, NYSE Alternext and NYSE Arca - represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index. For more information, please visit: http://www.nyx.com.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s 2011 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

NYSE Euronext

Monthly Volume Summary

	Average Daily Volume			Total Volume			Average Daily Volume		Total Volume
(Unaudited; contracts in thousands)	Sep-12	Sep-11	% Chg	Sep-12	Sep-11	% Chg	YTD 2012	% Chg vs. YTD 2011	YTD 2012	% Chg vs. YTD 2011

Number of Trading Days - European Cash	20	22		20	22		192		192
Number of Trading Days - European Derivatives	20	22		20	22		193		193
Number of Trading Days - U.S. Markets	19	21		19	21		188		188

European Derivatives Products	3,455	4,809	-28.2%	69,105	105,799	-34.7%	3,781	-20.4%	729,643	-20.4%
of which Bclear	584	1,179	-50.4%	11,685	25,941	-55.0%	1,075	-12.7%	207,412	-12.7%

Total Fixed Income Products	1,998	2,547	-21.5%	39,965	56,029	-28.7%	1,818	-24.2%	350,918	-24.2%

Short Term Interest Rate Products	1,841	2,400	-23.3%	36,828	52,801	-30.3%	1,668	-26.2%	321,829	-26.2%
Medium and Long Term Interest Rate Products [1]	157	147	6.9%	3,138	3,228	-2.8%	151	7.2%	29,089	7.2%

Total Equity Products [2]	1,363	2,171	-37.2%	27,261	47,760	-42.9%	1,875	-17.4%	361,965	-17.4%

Individual Equity Products	814	1,483	-45.1%	16,288	32,636	-50.1%	1,388	-17.1%	267,841	-17.1%
Futures	395	967	-59.2%	7,895	21,266	-62.9%	930	-12.6%	179,402	-12.6%
Options	420	517	-18.8%	8,393	11,369	-26.2%	458	-25.1%	88,439	-25.1%
Equity Index Products	549	687	-20.2%	10,972	15,124	-27.5%	488	-18.0%	94,124	-18.0%

of which Bclear	584	1,179	-50.4%	11,685	25,941	-55.0%	1,075	-12.7%	207,412	-12.7%
Individual Equity Products	456	1,065	-57.2%	9,118	23,431	-61.1%	1,000	-13.0%	193,037	-13.0%
Futures	382	962	-60.2%	7,650	21,154	-63.8%	904	-13.5%	174,532	-13.5%
Options	73	104	-29.1%	1,469	2,277	-35.5%	96	-8.0%	18,505	-8.0%
Equity Index Products	128	114	12.5%	2,567	2,509	2.3%	74	-9.3%	14,375	-9.3%

Commodity Products	94	91	2.8%	1,879	2,010	-6.5%	87	3.9%	16,761	3.9%

U.S. Derivatives Products

Equity Options [3]

NYSE Euronext Options Contracts	4,122	4,588	-10.2%	78,318	96,351	-18.7%	3,857	-13.2%	725,134	-13.7%
Total Consolidated Options Contracts	15,863	17,134	-7.4%	301,402	359,818	-16.2%	14,862	-13.5%	2,794,081	-14.0%

NYSE Group Share of Total	26.0%	26.8%		26.0%	26.8%		26.0%	0.1%	26.0%	0.1%

NYSE Liffe U.S.

Futures and Futures Options Volume*	83.7	113.4	-26.2%	1,673	2,494	-32.9%	78.6	1.0%	15,178.2	0.5%

European Cash Products (trades in thousands)	1,426	1,882	-24.2%	28,530	41,402	-31.1%	1,534	-12.5%	294,556	-12.9%

Equities	1,377	1,804	-23.7%	27,533	39,684	-30.6%	1,483	-11.9%	284,805	-12.4%
Exchange-Traded Funds	14	26	-47.7%	274	576	-52.4%	14	-33.2%	2,650	-33.6%
Structured Products	30	47	-35.6%	607	1,037	-41.5%	32	-25.1%	6,125	-25.5%
Bonds	6	5	20.5%	116	106	9.5%	5	0.9%	976	0.4%

U.S. Cash Products (shares in millions) [5]	1,669	2,558	-34.7%	31,720	53,709	-40.9%	1,730	-25.8%	325,180	-26.2%

NYSE Listed (Tape A) Issues [4]

Handled Volume [5]	1,218	1,761	-30.8%	23,146	36,976	-37.4%	1,237	-24.8%	232,644	-25.2%
Matched Volume [6]	1,160	1,678	-30.9%	22,034	35,241	-37.5%	1,173	-24.8%	220,535	-25.2%
Total NYSE Listed Consolidated Volume	3,730	4,622	-19.3%	70,866	97,054	-27.0%	3,742	-15.6%	703,537	-16.1%

Share of Total Consolidated Volume
Handled Volume [5]	32.7%	38.1%	-5.4%	32.7%	38.1%	-5.4%	33.1%	-4.0%	33.1%	-4.0%
Matched Volume [6]	31.1%	36.3%	-5.2%	31.1%	36.3%	-5.2%	31.3%	-3.8%	31.3%	-3.8%

NYSE Arca, MKT and Regional (Tape B) Listed Issues

Handled Volume [5]	241	477	-49.5%	4,583	10,025	-54.3%	255	-33.5%	48,029	-33.8%
Matched Volume [6]	219	432	-49.3%	4,161	9,074	-54.1%	230	-33.5%	43,238	-33.8%
Total NYSE Arca & MKT Listed Consolidated Volume	1,048	1,806	-41.9%	19,919	37,916	-47.5%	1,083	-26.9%	203,650	-27.3%

Share of Total Consolidated Volume
Handled Volume [5]	23.0%	26.4%	-3.4%	23.0%	26.4%	-3.4%	23.6%	-2.3%	23.6%	-2.3%
Matched Volume [6]	20.9%	23.9%	-3.0%	20.9%	23.9%	-3.0%	21.2%	-2.1%	21.2%	-2.1%

Nasdaq Listed (Tape C) Issues

Handled Volume [5]	210	319	-34.2%	3,991	6,708	-40.5%	237	-21.8%	44,507	-22.2%
Matched Volume [6]	181	282	-35.8%	3,443	5,928	-41.9%	202	-22.2%	38,067	-22.6%
Total Nasdaq Listed Consolidated Volume	1,796	2,089	-14.1%	34,117	43,874	-22.2%	1,753	-15.6%	329,548	-16.1%

Share of Total Consolidated Volume
Handled Volume [5]	11.7%	15.3%	-3.6%	11.7%	15.3%	-3.6%	13.5%	-1.1%	13.5%	-1.1%
Matched Volume [6]	10.1%	13.5%	-3.4%	10.1%	13.5%	-3.4%	11.6%	-0.9%	11.6%	-0.9%

Exchange-Traded Funds [5,7]

Handled Volume [5]	220	465	-52.7%	4,181	9,769	-57.2%	239	-33.6%	45,002	-33.9%
Matched Volume [6]	200	421	-52.5%	3,796	8,832	-57.0%	215	-33.6%	40,453	-34.0%
Total ETF Consolidated Volume	987	1,797	-45.1%	18,758	37,737	-50.3%	1,046	-26.1%	196,741	-26.5%

Share of Total Consolidated Volume
Handled Volume [5]	22.3%	25.9%	-3.6%	22.3%	25.9%	-3.6%	22.9%	-2.6%	22.9%	-2.6%
Matched Volume [6]	20.2%	23.4%	-3.2%	20.2%	23.4%	-3.2%	20.6%	-2.3%	20.6%	-2.3%

[1]	Data includes currency products.
[2]	Includes Bclear trading Includes all trading activities for Bclear, NYSE Liffe’s clearing service for wholesale derivatives.
[3]	Includes trading in U.S. equity options contracts, not equity-index options.
[4]	Includes all volume executed in NYSE Group crossing sessions.
[5]

Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group’s exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

[6]	Represents the total number of shares of equity securities and ETFs executed on the NYSE Group’s exchanges.
[7]	Data included in previously identified categories.
*	ADVs calculated with the appropriate number of NYSE Liffe U.S. trading days.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.